Exhibit 24(b)(9):  Opinion and Consent of Counsel

Voya Law Department

J. Neil McMurdie

Senior Counsel

(860) 580-2824

Fax:  (860) 580-4897

neil.mcmurdie@voya.com

December 30, 2014

U.S. Securities and Exchange Commission

100 F. Street, N.E.

Washington, DC  20549-4644

Attention:  Filing Desk

Re:	Voya Insurance and Annuity Company and its Separate Account B
Post-Effective Amendment No.48 to Registration Statement on Form N-4
Prospectus Title: Voya GoldenSelect Landmark, Voya GoldenSelect Legends and Wells Fargo Voya Landmark
File Nos. 333-30180 and 811-05626

Ladies and Gentlemen:

In my capacity as Counsel for Voya Insurance and Annuity Company (the “Company”), I have examined the Registration Statement on Form N-4 in connection with the registration under the Securities Act of 1933, as amended to the date hereof, of an indefinite number of units of interest in Separate Account B of the Company (the “Account”).  I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of units.

Based upon my examination and upon my knowledge of the corporate activities relating to the Account, it is my opinion that:

(1)        The Company was organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

(2)        The Account is a validly established separate investment account of the Company;

(3)        Under Iowa law, the portion of the assets to be held in the Account equals the reserve and other liabilities for variable benefits under variable annuity contracts to be issued by the Account, and such assets are not chargeable with liabilities arising out of any other business the Company conducts;

(4)        The units and the variable annuity contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement.

Please call me with your questions or comments.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

Senior Counsel

Windsor Site One Orange Way, C2N Windsor, CT 06095	Voya Services Company